UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2015

xG Technology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-187094	20-585-6795
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

240 S. Pineapple Avenue, Suite 701, Sarasota, FL	34236
(Address of principal executive offices)	(ZipCode)

Registrant's telephone number, including area code: (941) 953-9035

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Securities Purchase Agreement

As previously disclosed, on June 11, 2015, xG Technology, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with a group of accredited investors (the “Purchasers,” and each, a “Purchaser”) pursuant to which the Company sold to the Purchasers an aggregate of $1,166,666 in principal amount of 8% Original Issue Discount Convertible Notes due December 11, 2015 for an aggregate purchase price of $1,050,000.

On July 14, 2015, the Company executed a side letter agreement, dated July 14, 2015 (the “Side Letter Agreement”) effecting an amendment to the Purchase Agreement with the Purchasers pursuant to which the Company sold to the Purchasers an additional $466,667 in principal amount of 8% Original Issue Discount Convertible Notes due January 14, 2016 (the “Notes,” and each, a “Note”) for an aggregate purchase price of $420,000. Accordingly, the Purchase Agreement, as amended by the Side Letter Agreement, relates to an aggregate purchase price and principal amount of $1,470,000 and $1,633,333, respectively.

Pursuant to the Purchase Agreement, as amended by the Side Letter Agreement, for so long as the Notes are outstanding, the Purchasers have a right to participate in any issuance of the Company’s common stock, common stock equivalents or a combination of units thereof in an underwritten public offering (a “Subsequent Financing”), in an aggregate amount of the Subsequent Financing equal to at least $500,000, on the same terms, conditions and price provided for in the Subsequent Financing.

In addition, the Purchase Agreement, as amended by the Side Letter Agreement, contains customary representations, warranties and agreements of the Company and the Purchasers and customary indemnification rights and obligations of the parties.

Aegis Capital Corp. acted as placement agent for the offering and received a fee of $20,000, representing approximately 5% of gross proceeds.

8% Original Issue Discount Convertible Notes

The Notes will mature on January 14, 2016 (the “Maturity Date”), less any amounts converted or redeemed prior to the Maturity Date. If the Notes are not repaid by the Company by the Maturity Date, the Maturity Date shall be automatically extended for an additional three-month period until April 14, 2016 (such period, the “Extension Period”), which extension shall not be considered an event of default. The Notes bear interest at a rate of 8% per annum, subject to increase to the lesser of 24% per annum or the maximum rate permitted under applicable law upon the occurrence of certain events of default. The Notes are convertible at any time, in whole or in part, at the option of the holders into shares of common stock at a conversion price of $0.50 per share, which is subject to adjustment for stock dividends, stock splits, combinations or similar events. However, during the Extension Period, the conversion price shall be the lesser of (i) $0.50, subject to adjustment for stock dividends, stock splits, combinations or similar events, and (ii) 85% of the lowest closing price of the common stock in the twenty (20) trading days prior to the date of conversion.

The Company may prepay in cash any portion of the principal amount of the Note and any accrued and unpaid interest. If such prepayment is made within sixty (60) days after the issuance date of the Notes, the Company shall pay an amount in cash equal to 125% of the sum of the then outstanding principal amount of the Note and interest; thereafter, if such prepayment is made, the Company shall pay an amount in cash equal to 135% of the sum of the then outstanding principal amount of the Note and interest. Within one (1) business day after the closing of any underwritten public offering of at least $7,000,000 of securities of the Company pursuant to a registration statement on Form S-1 or Form S-3 (the “Public Offering”), the Company shall prepay in cash an amount equal to (i) 125% of the sum of the then outstanding principal amount of the Note and interest if the closing of the Public Offering occurs within sixty (60) days after the issuance date of the Notes or (ii) 135% of the sum of the then outstanding principal amount of the Note and interest if the closing of the Public Offering occurs after sixty (60) days following the issuance date of the Notes.

The foregoing description of the Side Letter Agreement and the Notes are qualified in their entirety by reference to the full text of such documents, copies of which are filed as Exhibit 10.1 and Exhibit 4.1, respectively, to this Current Report on Form 8-K (this “Report”), and which are incorporated herein in their entirety by reference.

Item 3.02 Unregistered Sales of Equity Securities

Reference is made to the disclosure set forth under Item 1.01 of this Report, which disclosure is incorporated herein by reference.

The Securities were offered and sold in reliance upon exemptions from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 of Regulation D promulgated thereunder (“Regulation D”). The Company made this determination based on the representations of each Purchaser which included, in pertinent part, that the Purchaser was an “accredited investor” within the meaning of Rule 501 of Regulation D and upon such further representations from each Purchaser that (i) the Purchaser is acquiring the securities for its own account for investment and not for the account of any other person and not with a view to or for distribution, assignment or resale in connection with any distribution within the meaning of the Securities Act, (ii) the Purchaser agrees not to sell or otherwise transfer the Securities unless they are registered under the Securities Act and any applicable state securities laws, or an exemption or exemptions from such registration are available, (iii) the Purchaser has knowledge and experience in financial and business matters such that it is capable of evaluating the merits and risks of an investment in the Securities and (iv) the Purchaser is able to bear the economic risk of an investment in the Securities and could afford the complete loss of such investment. In addition, there was no general solicitation or advertising for the Securities issued in reliance upon Regulation D.

Item 8.01. Other Events.

Effective July 17, 2015 (the “Effective Date”), the Company, acting pursuant to authority received at its Annual Meeting of Stockholders held on June 1, 2015 (the “Annual Meeting”), amended its Certificate of Incorporation (the “Certificate of Amendment”) to effectuate a one-for-ten reverse stock split. Pursuant to this transaction, every 10 shares of the Company’s common stock have been converted into one share of the Company’s common stock. The reverse stock split took effect at 5:00 p.m. Eastern Time on July 17, 2015 and the Company's common stock will open for trading on July 20, 2015 on a post-split basis.

The filing of the Certificate of Amendment followed (i) the approval by the Company's stockholders at the Annual Meeting of an amendment to the Company's Restated Certificate of Incorporation to effect a reverse stock split of its common stock, at a ratio in the range of 1-for-4 to 1-for-15, such ratio to be determined by the Company's Board of Directors, and (ii) the subsequent approval by the Company's Board of Directors of the specific 1-for-10 ratio. The results of the Annual Meeting and the approval of the reverse stock split authorization were disclosed on a Current Report on Form 8-K filed with the Securities and Exchange Commission on June 2, 2015.

As a result of the reverse stock split that took effect on July 17, 2015, every 10 shares of the Company's pre-reverse split common stock will be combined and reclassified into one share of its post-reverse split common stock. The reverse stock split reduces the number of shares of the Company's common stock outstanding from approximately 50,431,450 pre-reverse split shares to approximately 5,043,145 post-reverse split shares. No fractional shares will be issued in connection with the reverse stock split. Stockholders who otherwise would be entitled to receive a fractional share in connection with the reverse stock split will receive one whole share of common stock by virtue of rounding up such fractional share to the next highest whole share. The Company's post-reverse split common stock has a new CUSIP number: 98372A507, but the par value and other terms of the common stock were not affected by the reverse stock split. The post-reverse split common stock will continue to trade on The NASDAQ Capital Market under the symbol "XGTI".

The Company's transfer agent, Continental Stock Transfer, is acting as exchange agent for the reverse stock split and will send instructions to stockholders of record regarding the exchange of certificates for common stock.

On July 20, 2015, the Company also issued a press release announcing the reverse stock split.

A copy of the Certificate of Amendment to the Company's Restated Certificate of Incorporation that was filed with the Secretary of State of the State of Delaware on July 10, 2015 is being filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference. A copy of the press release announcing the reverse stock split that the Company issued on July 20, 2015 is being filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

 (d) Exhibits.

Exhibit No.	Description
Exhibit 3.1	Certificate of Amendment to Restated Certificate of Incorporation

Exhibit 4.1	Form of 8% Original Issue Discount Convertible Note

Exhibit 10.1	Form of Side Letter Agreement

Exhibit 99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 20, 2015		xG TECHNOLOGY, INC.

	By:	/s/ Roger Branton
Name: Roger Branton
Title: Chief Financial Officer